UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2026

URGENT.LY INC.

(Exact name of registrant, as specified in its charter)

Delaware	001-41841	46-2848640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44927 George Washington Blvd, Suite 265, Office 209

Ashburn, VA 20147

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (571) 350-3600

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ULY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 13, 2026, Urgent.ly Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Agero, Inc., a Nevada corporation (“Parent”), and Medford Hawk, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). The Merger Agreement provides for, among other things: (i) the acquisition of all of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), by Parent through a cash tender offer (the “Offer”) by Purchaser, at a price per share of $5.50 (the “Offer Price”) net to the holder thereof in cash, without interest and subject to any applicable withholding taxes; and (ii) the merger of Purchaser with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Following the recommendation of a transaction committee of the Company’s Board of Directors (the “Board”) formed for such purpose, has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (collectively, the “Transactions”) are fair to, and in the best interests of, the Company and its stockholders, (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Offer, the Merger and the other Transactions upon the terms and subject to the conditions contained in the Merger Agreement and (iv) resolved to recommend that the Company’s stockholders accept the Offer and tender their shares of Common Stock to Purchaser pursuant to the Offer. Under the Merger Agreement, the Purchaser is required to commence the Offer as promptly as practicable, and in any event no later than 10 business days after the date of the Merger Agreement and the Company is required to cooperate in connection therewith.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of Common Stock, (i) each outstanding share of Common Stock, other than any shares of Common Stock held in the treasury of the Company, or by any stockholders of the Company who are entitled to and who properly exercise and perfect (and do not lose or properly withdraw) a demand for appraisal rights under Delaware law, will be converted into the right to receive an amount of cash equal to the Offer Price; (ii) each restricted stock unit award to receive shares of Common Stock (the “Company RSU Awards”) outstanding as of immediately prior to the Effective Time will accelerate vesting in full and be cancelled and converted into and will become a right to receive an amount in cash, without interest and subject to withholding for all required taxes, equal to the product obtained by multiplying (x) the Offer Price by (y) the total number of shares of Common Stock subject to such Company RSU Award (the “RSU Award Consideration”); and (iii) each option to purchase shares of Common Stock from the Company (a “Company Option”) that is outstanding and unexercised as of immediately prior to the Effective Time will accelerate vesting in full and be cancelled and converted into and will become a right to receive an amount in cash, without interest and subject to withholding for all required taxes, equal to the product obtained by multiplying (x) the amount, if any, by which the Offer Price exceeds the exercise price per share attributable to such Company Option by (y) the total number of shares of Common Stock issuable upon exercise in full of such Company Option (the “Company Option Consideration”). Any Company Option for which the exercise price per share attributable to such Company Option is equal to or greater than the Offer Price will be cancelled without any cash payment or other consideration payable in respect thereof. As of the Effective Time, all Company RSU Awards and Company Options will no longer be outstanding and will automatically cease to exist, and each holder of a Company RSU Award or Company Option, as the case may be, will cease to have any rights with respect thereto, except the right to receive the Company RSU Award Consideration or the Company Option Consideration, respectively.

Purchaser’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including, but not limited to: (i) that prior to the expiration of the Offer, at least a majority of the then-outstanding Common Stock will be validly tendered and not validly withdrawn in accordance with the terms of the Offer; (ii) no Governmental Authority shall have enacted, issued or promulgated any law that is in effect as of immediately prior to the expiration of the Offer or issued or granted any orders or injunction that is in effect as of immediately prior to the expiration of the Offer, in each case, which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Transactions; (iii) the accuracy of the representations and warranties made by the Company in the Merger Agreement, subject to specified materiality qualifications; and (iv) compliance by the Company with its covenants under the Merger Agreement in all material respects. The obligations of Parent and Purchaser to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the DGCL, without any additional Company stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Purchaser of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains representations and warranties from both the Company, on the one hand, and Parent and Purchaser, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between the date of the Merger Agreement and the Acceptance Time. The Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and continue or participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances and subject to other terms and conditions in the Merger Agreement, to provide information to, and continue or participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such actions could reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

The Merger Agreement contains customary termination rights for both Parent and Purchaser, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before July 31, 2026. If the Merger Agreement is terminated under certain circumstances and, following the execution and delivery of the Merger Agreement and prior to any such termination, an Acquisition Proposal has been made to the Company or the Board or publicly announced or publicly disclosed and not withdrawn or otherwise abandoned, and within one year of such termination, either an Acquisition Transaction is consummated, or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated, then the Company will be required to pay Parent a termination fee of $3.0 million.

The Merger Agreement also provides that Parent and Purchaser, on the one hand, or the Company, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Offer and the Merger if the applicable conditions set forth in the Merger Agreement are satisfied.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Purchaser or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Purchaser, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Purchaser or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Amendment to MidCap Financial Revolving Credit Facility

On March 13, 2026, the Company entered into Amendment No. 1 to the Credit, Security and Guaranty Agreement (the “MidCap Amendment”), among the Company, certain of its subsidiaries, MidCap Funding IV Trust, as agent (the “Agent”) and the financial institutions or other entities from time to time party thereto as lenders (the “Lenders”). The MidCap Amendment amends the Credit, Security and Guaranty Agreement, dated as of February 26, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “MidCap Credit Agreement”), among the Company, certain of its subsidiaries, the Agent, the Lenders and the other parties thereto to, among other things, (i) temporarily reduce the Minimum Liquidity Amount (as defined in the MidCap Credit Agreement), from $5,000,000 to $2,000,000 until the earliest of (a) the consummation of the Merger, (b) the date of occurrence of any Event of Default (as defined in the MidCap Credit Agreement) and (c) July 31, 2026. The maturity date under the MidCap Credit Agreement is the earlier of: (a) February 26, 2028 or (b) 120 days prior to the maturity of the Second Lien Loan Agreement (as defined below). Upon the effectiveness of the MidCap Amendment and the Ninth Amendment (as defined below), the MidCap Credit Agreement will mature on July 31, 2026. The MidCap Amendment also provides for a $250,000 amendment fee, payable in five equal installments.

The MidCap Credit Agreement Amendment is attached hereto as Exhibit 2.2 and is incorporated herein by reference. The foregoing description of the MidCap Amendment is qualified in its entirety by reference to the full text thereof.

Amendment to Second Lien Term Loan

On March 13, 2026, the Company entered into the Ninth Amendment to Loan and Security Agreement (the “Ninth Amendment”) among the Company, certain of its subsidiaries, the lenders party thereto (the “Second Lien Lenders”) and Alter Domus (US) LLC, as administrative and collateral agent (in such capacity, the “Second Lien Agent”). The Ninth Amendment amends the Loan and Security Agreement, dated as of December 16, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Loan Agreement”), among the Company, the subsidiaries of the Company party thereto, the Second Lien Lenders and the Second Lien Agent to, among other things, (i) temporarily reduce the Minimum Liquidity Amount (as defined in the Ninth Amendment), from $5,000,000 to $2,000,000 until the earliest of (a) July 31, 2026, (b) the date on which the Merger Agreement is amended, terminated or otherwise modified in a manner materially adverse to the Company or the Second Lien Lenders, or compliance with any material provision thereof is waived by the Company in a manner that is materially adverse to the Company or the Second Lien Lenders (including any amendment or waiver adding additional or heightened conditionality, or any decrease to the consideration thereunder by more than 5.0%), in each case without the prior written consent of the Lenders and (c) the date of occurrence of Event of Default, (as defined in the Second Lien Loan Agreement), (ii) extend the maturity date thereunder from July 31, 2026 to November 28, 2026 and (iii) provide for the payment of an amendment fee in an amount of 2% of the aggregate outstanding principal of the Term Loans (as defined in the Ninth Amendment) (the “Amendment Fee”). Further, the Ninth Amendment provides for the waiver of (a) any interest accruing on the Term Loans from March 31, 2026 until the date of repayment of the Term Loans, and (b) the Amendment Fee, provided that (i) the Transactions are consummated substantially in accordance with the Merger Agreement on or before July 31, 2026 and substantially concurrently therewith, the Term Loans are repaid in full, and (ii) the Merger Agreement is not amended, terminated or otherwise modified in a manner materially adverse to the Borrower or the Second Lien Lenders, and compliance with any material provision thereof is not waived by the Borrower in a manner that is materially adverse to the Borrower or the Second Lien Lenders (including any amendment or waiver adding additional or heightened conditionality, or any decrease to the consideration thereunder by more than 5.0%), in each case without the prior written consent of the Lenders.

The Ninth Amendment’s effectiveness is contingent upon (among other things) (i) the execution of the Merger Agreement, (ii) the execution of the MidCap Amendment and (iii) the execution of an amendment to the Company’s Series 2022A Convertible Notes.

The Ninth Amendment is attached hereto as Exhibit 2.3 and is incorporated herein by reference. The foregoing description of the Ninth Amendment is qualified in its entirety by reference to the full text thereof.

Tender and Support Agreements

In connection with the execution of the Merger Agreement, on March 13, 2026, Parent and Purchaser entered into tender and support agreements (each, a “Support Agreement”) with the Company’s officers and directors and certain of the Company’s stockholders (collectively, the “Support Agreement Parties”). The Support Agreements provide that, among other things, the Support Agreement Parties irrevocably tender the shares of Common Stock beneficially owned by them as of the date thereof in the Offer, upon the terms and subject to the conditions of such Support Agreements. The Support Agreements also contain restrictions on transfer of shares of Company Common Stock held by the Support Agreement Parties (the “Subject Shares”), subject to certain exceptions, and certain obligations with respect to voting of the Subject Shares in favor of the Transactions and against any alternative acquisition proposal. The shares of Common Stock subject to the Support Agreements comprise approximately 5.12% of the Company’s outstanding shares of Common Stock as of March 13, 2026. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement, if the Board or the Transaction Committee votes to approve a superior proposal or the Board has effected a change in the recommendation of the Board or the Transaction Committee, as applicable.

The foregoing description of the Support Agreements and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Support Agreements, the form of which is attached hereto as Exhibit 2.4 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On March 13, 2026, the Company issued a press release announcing its financial results for the three and twelve months ended December 31, 2025. A copy of the press release is hereby furnished to the Securities and Exchange Commission (the “SEC”) as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and will not be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”), as amended, unless specifically identified therein as being incorporated therein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 13, 2026, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.2 and incorporated by reference herein.

The information furnished in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2026, by and among the Company, Parent and Purchaser*

2.2	Amendment No. 1 to MidCap Financial Revolving Credit Facility dated March 13, 2026.

2.3	Ninth Amendment to Loan and Security Agreement dated March 13, 2026.

2.4	Form of Support Agreement.

99.1	Press Release dated as of March 13, 2026.

99.2	Press Release dated as of March 13, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Schedules, exhibits and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules, exhibits and annexes upon request by the SEC.

Additional Information and Where to Find It

The Offer has not yet commenced. This Current Report on Form 8-K is for informational purposes only and does not constitute a recommendation with respect to the proposed tender offer, an offer to purchase, or a solicitation of an offer to sell any securities of the Company or any other entity, nor is it a substitute for any tender offer materials that Parent, Purchaser or the Company will file with the SEC. A solicitation and an offer to buy securities of the Company will be made only pursuant to an offer to purchase and related materials that Parent and Purchaser intend to file with the SEC. At the time the tender offer is commenced, Parent and Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and the Company thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be sent to all stockholders of the Company at no expense to them. The Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents will be made available for free at the SEC’s website at www.sec.gov. Investors and securityholders may also obtain, free of charge, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents that the Company has filed with or furnished to the SEC under the “SEC Filings” section of the Company’s investor relations website at https://investors.geturgently.com/financials/sec-filings.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” “believes,” and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Offer, the Merger and other related matters, prospective performance and opportunities, post-closing operations and the outlook for the businesses of the Company and Parent; and any assumptions underlying any of the foregoing. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger (ii) the risk that the Offer or the Merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customer partners and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and (x) other factors as set forth from time to time in the Company’s filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2024 which was filed with the SEC on March 14, 2025, as amended by the Annual Report on Form 10-K/A, which was filed with the SEC on April 17, 2025, and any subsequent Quarterly Reports on Form 10-Q.

Any forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. The Company does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof other than as required by law. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 13, 2026

URGENT.LY INC.

By:	/s/ Matthew Booth
Matthew Booth
Chief Executive Officer